Exhibit 99.1

MORTON’S RESTAURANT GROUP, INC. 325 North LaSalle Street Chicago, IL 60654 (312) 923-0030 www.mortons.com

For Immediate Release

August 5, 2009

Contact:	Ronald M. DiNella, Senior Vice President, Chief Financial Officer, Morton’s Restaurant Group, Inc.

MORTON’S RESTAURANT GROUP, INC. REPORTS RESULTS FOR

SECOND QUARTER 2009

– Second Quarter Revenues Decreased 19.8% to $68.7 Million from $85.6 Million –

– Company Provides Guidance for Third Quarter 2009 and Revised Guidance for Full Year 2009 –

Chicago, IL. August 5, 2009 – Morton’s Restaurant Group, Inc. (NYSE: MRT) today reported unaudited financial results for its fiscal 2009 second quarter ended July 5, 2009.

The three month period ended July 5, 2009 as compared to the three month period ended June 29, 2008 (13 weeks to 13 weeks)

•	Revenues decreased 19.8% to $68.7 million.

•	Comparable restaurant revenues for Morton’s steakhouses decreased 26.1% for the second quarter of fiscal 2009 ended July 5, 2009.

•

The decrease in revenues is primarily attributable to the decrease in comparable restaurant revenues. A portion of the decrease was offset by an increase in revenues from four new Morton’s steakhouses opened during fiscal 2008 and one new Morton’s steakhouse opened during the first quarter of fiscal 2009.

•

During fiscal June 2009, the Company closed its Morton’s steakhouses in Southfield, Michigan; Westchester, Illinois; and Minneapolis, Minnesota. During fiscal 2008, the Company closed its Bertolini’s restaurant in Indianapolis, Indiana, and its Morton’s steakhouses in Kansas City, Missouri and in Charlotte (Southpark), North Carolina. During the second quarter of fiscal 2009, the Company determined that the closed restaurants should be accounted for as discontinued operations in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” due to the fact that the Company does not expect any further direct or indirect cash inflows from these restaurants. Accordingly, the results of operations for such closed restaurants listed above have been reclassified to discontinued operations in the statements of operations for all periods presented.

•

The three month period ended July 5, 2009 included a charge of $10.6 million pre-tax and $6.7 million after-tax, or $0.42 per diluted share, relating to the settlement of certain wage and hour and similar labor claims. The Company previously reported that it expected that this charge would be approximately $13.4M pre-tax and approximately $8.5M after-tax, or approximately $0.53 per diluted share; however, the charge recorded by the Company was reduced to reflect the calculation of the charge attributed to the equity component of the settlement as of the end of the 2009 fiscal second quarter.

•

Including this unusual item, the Company’s net loss from continuing operations was $(6.1) million, or $(0.38) per diluted share, for the three month period ended July 5, 2009 compared to net income from continuing operations of $1.9 million, or $0.12 per diluted share, for the three month period ended June 29, 2008. (Please refer to the reconciliation of adjusted net income (loss) to GAAP net income (loss) in the financial tables that follow.)

•

Excluding this unusual item, the Company’s adjusted net income from continuing operations was $0.6 million, or $0.04 per diluted share, for the three month period ended July 5, 2009, which compares to an adjusted net income from continuing operations of $1.9 million, or $0.12 per diluted share, for the three month period ended June 29, 2008.

The six month period ended July 5, 2009 as compared to the six month period ended June 29, 2008 (26 weeks to 26 weeks)

•	Revenues decreased 18.9% to $143.0 million.

•	Comparable restaurant revenues for Morton’s steakhouses decreased 24.9% for the six month period ended July 5, 2009.

•

The decrease in revenues is primarily attributable to the decrease in comparable restaurant revenues. A portion of the decrease was offset by an increase in revenues from four new Morton’s steakhouses opened during fiscal 2008 and one new Morton’s steakhouse opened during the first quarter of fiscal 2009.

•	The six month period ended July 5, 2009 included three unusual items:

•

The Company incurred a second quarter charge of $10.6 million pre-tax and $6.7 million after-tax, or $0.42 per diluted share, relating to the settlement of certain wage and hour and similar labor claims.

•

The Company incurred a first quarter charge of $0.2 million pre-tax and $0.1 million after-tax, or $0.01 per diluted share, for the partial write-off of deferred financing costs related to the amendment of the Company’s senior revolving credit facility that was executed on March 4, 2009, pursuant to which the amount available under the credit facility was reduced from $115.0 million to $75.0 million, with a further reduction to $70.0 million effective December 31, 2009.

•

The Company’s effective tax rate for the six month period ended July 5, 2009 was negatively impacted by a non-cash charge of $0.7 million, or $0.04 per diluted share, related to the tax treatment of the vesting of certain restricted stock awards, compared to a non-cash charge of $0.3 million, or $0.02 per diluted share, incurred in the six month period ended June 29, 2008.

•

Including these unusual items, the Company’s GAAP net loss from continuing operations was $(7.8) million, or $(0.49) per diluted share, for the six month period ended July 5, 2009 compared to net income from continuing operations of $4.6 million, or $0.28 per diluted share, for the six month period ended June 29, 2008.

•

Excluding these unusual items, the Company’s adjusted net loss from continuing operations was $(0.2) million, or $(0.02) per diluted share, for the six month period ended July 5, 2009, which compares to an adjusted net income from continuing operations of $4.8 million, or $0.30 per diluted share, for the six month period ended June 29, 2008.

As previously reported, Morton’s revenues and results have been pressured by the continuing global recession, which has impacted guest traffic throughout the industry. Negative comparable restaurant revenues adversely impacted earnings due to the deleveraging on the fixed cost base.

“The global economic slowdown represents a challenging environment for the entire hospitality industry. This recession has impacted business travel, convention business, hotel occupancy and air travel all of which have a direct effect on our Morton’s businesses,” said Thomas J. Baldwin, Chairman and Chief Executive Officer of Morton’s Restaurant Group, Inc. “We have made great strides with our marketing initiatives, profit enhancements and cost management programs. We fully believe that Morton’s, with our uncompromising commitment to our guests’ experience and quality, and our strong Morton’s brand, remains well positioned for long-term growth when the economy improves. We have managed through several tough economic periods over the past few decades and that experience has helped us focus on the things we need to do to meet these economic challenges straight on. We believe Morton’s offers ‘The Best Steak Anywhere,’ the best service and the best people in the fine dining steakhouse segment and that we will emerge from this recession with a significantly stronger brand and company.”

Restaurant Development

On March 3, 2009, the Company opened a Morton’s steakhouse in Mexico City, Mexico (through a joint venture). The Company has entered into leases to open new Morton’s steakhouses in Miami Beach, FL, which is expected to open in the fourth quarter of fiscal 2009, and in Indian Wells, CA.

Third Quarter Fiscal 2009 and Revised Full Year Fiscal 2009 Financial Guidance

The current economic environment significantly increases the inherent uncertainty of guidance. Actual results could differ materially from the guidance provided herein as a result of numerous factors, many of which are beyond the Company’s control and are highly dependent upon overall economic conditions. In particular, a further decrease in consumer and/or business spending in one or more of the geographic areas in which the Company operates could cause actual results to differ materially from the Company’s guidance. Refer to “Cautionary Note on Forward-Looking Statements” later in this press release.

The Company currently expects third quarter of fiscal 2009 revenues to range between $71.0 million and $73.0 million, including decreases in comparable restaurant revenues for Morton’s steakhouses of approximately 10% to 12% as compared to the third quarter of fiscal 2008. Third quarter diluted net loss from continuing operations per share is expected to approximate $(0.04) to $(0.07). This range assumes an expected effective income tax rate for the third quarter of fiscal 2009 not exceeding 47%.

The Company has revised its fiscal 2009 guidance and now expects fiscal year 2009 revenues to range between $300.0 million and $305.0 million, which reflects a decrease in comparable restaurant revenues for Morton’s steakhouses of approximately 16% to 18% as compared to fiscal 2008. The Company’s revenue guidance takes into account a 52 week year for fiscal 2009 compared to a 53 week year for fiscal 2008. Furthermore, fiscal 2009 will include revenue from one New Year’s Eve (December 31, 2009) whereas fiscal 2008 included revenue from two New Year’s Eves (December 31, 2007 in the first quarter and December 31, 2008 in the fourth quarter). Diluted net income from continuing operations per share for fiscal 2009 is expected to approximate $0.11 to $0.15. This range includes the full year impact of the additional interest expense of approximately $0.7 million, or $0.04 per diluted share, and the partial write-off of deferred financing costs of $0.2 million recorded during the first quarter of fiscal 2009, both of which related to the amendment of the Company’s senior revolving credit facility that was executed on March 4, 2009. This range assumes an expected effective income tax rate not exceeding 39% and the negative impact of the fiscal 2009 first quarter non-cash charge of $0.7 million, or $0.04 per diluted share, related to the tax treatment of the vesting of certain restricted stock awards. This range excludes the aforementioned charge related to legal settlements and similar labor claims of $10.6 million pre-tax and $6.7 million after-tax, or $0.42 per diluted share. During fiscal 2009, the Company opened a Morton’s steakhouse in Mexico City and expects to open one additional Morton’s steakhouse, which will include a Bar 12•21 and a new temperature controlled display wine room. In addition, during fiscal 2009, the Company has retrofit one Morton’s steakhouse to include Bar 12•21.

Conference Call

Morton’s Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and webcast for investors at 5:30 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:	Wednesday, August 5, 2009

Time:	5:30 p.m. ET (please dial in by 5:15 p.m.)

Dial-In #:	800-798-2864 U.S. & Canada
617-614-6206 International

Confirmation code:	22785387

Alternatively, the conference call will be available via webcast at www.mortons.com under the “Investor Relations” tab.

About the Company

Morton’s Restaurant Group, Inc. is the world’s largest operator of company-owned upscale steakhouses. Morton’s steakhouses have remained true to our founders’ original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of August 5, 2009, the Company owned and operated 78 Morton’s steakhouses located in 66 cities across 27 states, Puerto Rico and six international locations (Hong Kong, Macau, Mexico City, Singapore, Toronto and Vancouver) and three Italian restaurants. Please visit our Morton’s website at www.mortons.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “estimates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, (i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, commodity and other prices, events or occurrences affecting the securities and/or financial markets, occurrences affecting the Company’s common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors, (ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, risks associated with opening new locations, increases in food and other raw materials costs, increases in energy costs, demographic trends, traffic patterns, weather conditions, employee availability, benefits and cost increases, perceived product safety issues, supply interruptions, litigation, judgments or settlements in pending litigation, government regulation, the Company’s ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters, (iii) public health issues, including, without limitation risks relating to the spread of H1N1 influenza and other pandemic diseases and (iv) other risks detailed from time to time in the Company’s most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the Company’s ability to expand is dependent upon various factors, such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants, the ability to obtain various government permits and licenses, limitations on permitted capital expenditures under the Company’s credit facility and the recruitment and training of skilled management and restaurant employees. Other unknown or unpredictable factors also could harm the Company’s business, financial condition and results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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Morton’s Restaurant Group, Inc.

Consolidated Statements of Operations and Margin Analysis - Unaudited

(Amounts in thousands, except per share data)

	Three Month Periods Ended				Six Month Periods Ended
	July 5, 2009		June 29, 2008		July 5, 2009		June 29, 2008
Revenues	$68,684	100.0%	$85,647	100.0%	$143,041	100.0%	$176,316	100.0%

Food and beverage costs	20,536	29.9%	27,419	32.0%	44,031	30.8%	57,454	32.6%
Restaurant operating expenses	39,921	58.1%	42,659	49.8%	81,264	56.8%	85,819	48.7%
Pre-opening costs	416	0.6%	682	0.8%	1,186	0.8%	1,652	0.9%
Depreciation and amortization	3,041	4.4%	3,283	3.8%	6,075	4.2%	6,436	3.7%
General and administrative expenses	4,007	5.8%	6,274	7.3%	8,549	6.0%	13,232	7.5%
Marketing and promotional expenses	1,813	2.6%	2,233	2.6%	3,485	2.4%	4,036	2.3%
Charge related to legal settlements	10,567	15.4%	—	0.0%	10,567	7.4%	—	0.0%

Operating (loss) income	(11,617)	(16.9)%	3,097	3.6%	(12,116)	(8.5)%	7,687	4.4%

Write-off of deferred financing costs	—	0.0%	—	0.0%	206	0.1%	—	0.0%
Interest expense, net	977	1.4%	650	0.8%	1,665	1.2%	1,399	0.8%

(Loss) income before income taxes from continuing operations	(12,594)	(18.3)%	2,447	2.9%	(13,987)	(9.8)%	6,288	3.6%

Income tax (benefit) expense	(6,474)	(9.4)%	513	0.6%	(5,928)	(4.1)%	1,736	1.0%

Net (loss) income from continuing operations	(6,120)	(8.9)%	1,934	2.3%	(8,059)	(5.6)%	4,552	2.6%

Discontinued operations, net of taxes	(427)		(201)		(530)		(457)

Net (loss) income	(6,547)		1,733		(8,589)		4,095

Net loss attributable to noncontrolling interest	(31)	(0.0)%	—	0.0%	(303)	(0.2)%	—	0.0%

Net (loss) income attributable to controlling interest	$(6,516)		$1,733		$(8,286)		$4,095

Amounts attributable to controlling interest:
(Loss) income from continuing operations, net of taxes	$(6,089)		$1,934		$(7,756)		$4,552
Discontinued operations, net of taxes	(427)		(201)		(530)		(457)

Net (loss) income	$(6,516)		$1,733		$(8,286)		$4,095

Basic net (loss) income per share:
Continuing operations	$(0.38)		$0.12		$(0.49)		$0.28
Discontinued operations	$(0.03)		$(0.01)		$(0.03)		$(0.03)
Basic (loss) income per share	$(0.41)		$0.11		$(0.52)		$0.25

Diluted net (loss) income per share:
Continuing operations	$(0.38)		$0.12		$(0.49)		$0.28
Discontinued operations	$(0.03)		$(0.01)		$(0.03)		$(0.03)
Diluted (loss) income per share	$(0.41)		$0.11		$(0.52)		$0.25

Shares used in computing net (loss) income per share:
Basic	15,891.5		16,126.8		15,872.9		16,370.8
Diluted	15,891.5		16,127.3		15,872.9		16,370.8

Morton’s Restaurant Group, Inc.

Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) Per Share (Note 1)

(In thousands, except per share data)

	Three Month Periods Ended				Six Month Periods Ended
	July 5, 2009		June 29, 2008		July 5, 2009		June 29, 2008
Net (loss) income from continuing operations attributable to controlling interest, as reported	$(6,089)		$1,934		$(7,756)		$4,552
Net loss attributable to noncontrolling interest	(31)		—		(303)		—
Income tax (benefit) expense	(6,474)		513		(5,928)		1,736

(Loss) income before income taxes, as reported	(12,594)		2,447		(13,987)		6,288

Adjustment (1):
Charge related to legal settlements (2)	10,567		—		10,567		—
Write-off of deferred financing costs (3)	—		—		206		—

Adjusted (loss) income before income taxes	(2,027)		2,447		(3,214)		6,288

Adjusted income tax (benefit) expense	(2,631	)(4)	511	(6)	(2,663	)(5)	1,455	(6)
Net loss attributable to noncontrolling interest	(31)		—		(303)		—

Adjusted net (loss) income from continuing operations attributable to controlling interest	$635		$1,936		$(248)		$4,833

Adjusted diluted net income (loss) per share	$0.04		$0.12		$(0.02)		$0.30

Shares used in computing adjusted diluted net income (loss) per share	15,985.2		16,127.3		15,872.9		16,370.8

Notes:

(1)	The Company includes these adjusted calculations for the three and six month periods ended July 5, 2009 and June 29, 2008 because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Accordingly, the Company believes that the presentation of this analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. This analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2)	During the second quarter of fiscal 2009, the Company recorded a charge in connection with the settlement of certain wage and hour and similar labor claims of $10,567 pre-tax or $6,721 after-tax and $0.42 per diluted share.
(3)	The write-off of deferred financing costs of $206 related to the amendment of the Company’s senior revolving credit facility that was executed on March 4, 2009.
(4)	In connection with the charge related to legal settlements and similar labor claims, the Company recorded an income tax benefit of $3,846 for the three month period ended July 5, 2009. The Company’s effective tax rate for the three month period ended July 5, 2009 was negatively impacted by a non-cash charge of $3 related to the tax treatment of the vesting of certain restricted stock awards.
(5)	In connection with the charge related to legal settlements and similar labor claims and the write-off of deferred financing costs, the Company recorded income tax benefits of $3,846 and $77, respectively, for the six month period ended July 5, 2009. The Company’s effective tax rate for the six month period ended July 5, 2009 was negatively impacted by a non-cash charge of $658 related to the tax treatment of the vesting of certain restricted stock awards.
(6)	The Company’s effective tax rate for the three and six month periods ended June 29, 2008 was negatively impacted by a non-cash charge of $2 and $281, respectively, related to the tax treatment of the vesting of certain restricted stock awards.